                                                                  EXHIBIT 10.3



                           PREFERRED STOCK AND WARRANT
                               PURCHASE AGREEMENT

                                      AMONG

                            P.N.Y. ELECTRONICS, INC.,

                          GS CAPITAL PARTNERS II, L.P.

                             AND AFFILIATED PARTIES

                                       AND

                                   GADI COHEN

                           DATED AS OF AUGUST 4, 1995

                                TABLE OF CONTENTS

                                                                                                                         PAGE
Section 1.           Issuance and Sale of Securities......................................................................2

           1.1       The Purchase.........................................................................................2
           1.2       The Closing..........................................................................................2
           1.3       Actions at the Closing...............................................................................2

Section 2.           Representations and Warranties of the Corporation....................................................4

           2.1       Organization and Good Standing; Power and Authority; Qualifications..................................4
           2.2       Authorization of the Documents.......................................................................4
           2.3       Capitalization.......................................................................................5
           2.4       Authorization and Issuance of Capital Stock..........................................................5
           2.5       Reservation of Shares................................................................................6
           2.6       Financial Statements.................................................................................6
           2.7       Absence of Undisclosed Liabilities...................................................................7
           2.8       Absence of Changes...................................................................................7
           2.9       No Conflict..........................................................................................8
           2.10      Agreements...........................................................................................8
           2.11      Intellectual Property Rights.........................................................................9
           2.12      Equity Investments..................................................................................11
           2.13      Corporate Minute Books..............................................................................11
           2.14      Assets..............................................................................................11
           2.15      Employee Benefit Plans..............................................................................12
           2.16      Labor Relations; Employees..........................................................................14
           2.17      Litigation; Orders..................................................................................14
           2.18      Compliance with Laws; Permits.......................................................................15
           2.19      Offering Exemption..................................................................................15
           2.20      Related Transactions................................................................................15
           2.21      Disclosure..........................................................................................15
           2.22      Taxes...............................................................................................16
           2.23      Environmental Matters...............................................................................17
           2.24      Consents............................................................................................20
           2.25      Insurance...........................................................................................20
           2.26      Brokers.............................................................................................20
           2.27      Predecessor Corporation.............................................................................20

Section 3.           Representations and Warranties of GSCP..............................................................20


Section 4.           Certain Covenants...................................................................................22

           4.1       Access to Records...................................................................................22
           4.2       Financial Reports...................................................................................22
           4.3       Management Shares...................................................................................23
           4.4       System of Accounting................................................................................24

                                                                                                                         PAGE
           4.5       Maintenance of Corporate Existence, etc.............................................................24
           4.6       Compliance with Laws................................................................................24
           4.7       Maintenance of Properties and Leases................................................................24
           4.8       Insurance...........................................................................................24
           4.9       Licenses and Permits................................................................................25
           4.10      Intellectual Property...............................................................................25
           4.11      Employee Nondisclosure and Secrecy Agreements.......................................................25
           4.12      Disclosure of Investment............................................................................25
           4.13      Limitations on Breaches.............................................................................26
           4.14      Confidentiality.....................................................................................26
           4.15      Investment Banking Services.........................................................................27
           4.16      Subsidiary Transfer.................................................................................27

Section 5.           Transfer Taxes......................................................................................28

Section 6.           Exchanges; Lost, Stolen or Mutilated Certificates...................................................28

Section 7.           Survival of Representations, Warranties, Agreements and Covenants, etc..............................28

Section 8.           Expenses............................................................................................29

Section 9.           Indemnification.....................................................................................29

Section 10.          Remedies............................................................................................31

Section 11.          Further Assurances..................................................................................31

Section 12.          Successors and Assigns..............................................................................31

Section 13.          Entire Agreement....................................................................................31

Section 14.          Notices.............................................................................................32

Section 15.          Amendments..........................................................................................33

Section 16.          Counterparts........................................................................................34

Section 17.          Headings............................................................................................34

Section 18.          Nouns and Pronouns..................................................................................34

Section 19.          Governing Law.......................................................................................34

Section 20.          Severability........................................................................................34

Exhibit A-1               Form of $15,000,000 Note
Exhibit A-2               Form of $5,140,000 Additional Note
Exhibit B                 Form of Warrant
Exhibit C                 Form of Registration Rights Agreement
Exhibit D                 Form of Secretary's Certificate
Exhibit E                 Form of Restated Certificate of Incorporation
Exhibit F                 Form of By-Laws
Exhibit G                 Form of Opinion of Counsel to the Corporation
Exhibit H                 Form of Stockholder Agreement
Exhibit I                 Form of Gadi Cohen Non-Competition Agreement
Exhibit J                 Form of Dividend Remittitur and Pledge Agreement
Exhibit K                 Form of Agreement Between Securityholders
Exhibit L                 Form of Employee Nondisclosure and Secrecy Agreement
Exhibit M                 Initial Form of Report
Exhibit N                 Final Form of Report

TERM                                                                                                       SECTION
----                                                                                                       -------
AA Account............................................................................................     Recitals
Additional Note.......................................................................................     Recitals
Balance Sheets........................................................................................     2.6(a)
Benefit Plan..........................................................................................     2.15(a)
Business..............................................................................................     2.1
By-Laws...............................................................................................     1.3
Certificate of Incorporation..........................................................................     1.3
Claim.................................................................................................     9
Closing...............................................................................................     1.2(a)
Closing Agreements....................................................................................     2.3
Closing Date..........................................................................................     1.2(a)
Code..................................................................................................     2.15(a)
Common Stock..........................................................................................     Recitals
Contract..............................................................................................     2.10(a)
Conversion Shares.....................................................................................     2.5
Corporation...........................................................................................     Preamble
Dividend..............................................................................................     Recitals
Dividend Declaration Date.............................................................................     Recitals
Dividend Remittitur Agreement.........................................................................     Recitals
Employee..............................................................................................     2.15(a)
Employee Agreement....................................................................................     2.15(a)
Employee Nondisclosure and Secrecy Agreements.........................................................     2.16
Encumbrances..........................................................................................     2.14
Environmental Costs...................................................................................     2.23(a)
Environmental Laws....................................................................................     2.23(a)
Environmental Matter..................................................................................     2.23(a)
Environmental Permits.................................................................................     2.23(a)
ERISA.................................................................................................     2.15(a)
GAAP..................................................................................................     2.6(a)
Goldman Sachs.........................................................................................     4.15
GS Parties............................................................................................     4.1
GSCP..................................................................................................     Preamble
GSCP Affiliate........................................................................................     12
Hazardous Substances..................................................................................     2.23(a)
Indemnified Party.....................................................................................     9
Indemnifying Party....................................................................................     9
Industries............................................................................................     Recitals
Initial Period........................................................................................     4.2.1
Intellectual Property.................................................................................     2.11(i)
Investment............................................................................................     4.14
Litigation............................................................................................     19
Losses................................................................................................     9(a)
Management............................................................................................     4.3

TERM                                                                                                       SECTION
----                                                                                                       -------
Management Letter.....................................................................................     4.2.1
Material Adverse Effect...............................................................................     2.1
Material Contracts....................................................................................     2.10(a)
Minimum Ownership.....................................................................................     4.1
Moonachie Purchase....................................................................................     Recitals
Note..................................................................................................     Recitals
Preferred Stock.......................................................................................     Recitals
Premises..............................................................................................     2.23
Property Purchase Agreement...........................................................................     Recitals
PTO...................................................................................................     2.11(c)
Purchase..............................................................................................     1.1
Purchase Price........................................................................................     1.1
Qualified IPO.........................................................................................     7
Qualifying Shares.....................................................................................     2.12
Real Property and Tangible Assets.....................................................................     2.23(a)
Registration Rights Agreement.........................................................................     1.3(a)
Reincorporation.......................................................................................     Recitals
SEC...................................................................................................     4.2.4
Securities............................................................................................     3(c)
Securities Act........................................................................................     2.19
Stockholder...........................................................................................     Preamble
Stockholder Agreement.................................................................................     1.3(e)
Subsidiary............................................................................................     Recitals
Subsidiary Transfer...................................................................................     Recitals
Taxes.................................................................................................     2.22
Transfers.............................................................................................     Recitals
200 Anderson Avenue...................................................................................     2.14
Warrants..............................................................................................     Recitals
Warrant Shares........................................................................................     Recitals


                            P.N.Y. ELECTRONICS, INC.

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                     AGREEMENT, dated as of August 4, 1995, by and among P.N.Y. ELECTRONICS, INC., a Delaware corporation (the "Corporation"), GS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP"), GS CAPITAL PARTNERS II OFFSHORE, L.P., GOLDMAN, SACHS & CO. VERWALTUNGS GmbH, STONE STREET FUND 1995, L.P. and BRIDGE STREET FUND 1995, L.P., each of which is a GSCP Affiliate (as defined in Section 12 hereof) (collectively referred to as the "GSCP Investors"), and GADI COHEN, residing at 8 Shinnecock Trail, Franklin Lakes, New Jersey 07417 (the "Stockholder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                     WHEREAS, on August 3, 1995, P.N.Y. Electronics, Inc., a New Jersey corporation (the "Predecessor Corporation"), merged with and into P.N.Y. Electronics, Inc., a Delaware corporation (the "Reincorporation");

                     WHEREAS, on August 3, 1995 (the "Dividend Declaration Date"), the Corporation declared a dividend (the "Dividend") payable to the Stockholder, upon the terms in the board resolutions relating thereto, in an amount effectively representing, in the aggregate, substantially all of the aggregate amount of the Corporation's accumulated adjustments account (as defined in ss. 1368(e)(1) of the Internal Revenue Code of 1986, as amended) as of the date hereof;

                     WHEREAS, the Dividend is being paid by means of and in the form of (i) the issuance by the Corporation to the Stockholder, on the business day prior hereto, of a subordinated note substantially in the form of Exhibit A-1 hereto and having a principal amount of $15,000,000 (the "Note"), (ii) the issuance by the Corporation to the Stockholder, on the business day prior hereto, of a subordinated note substantially in the form of Exhibit A-2 hereto and having an initial principal amount of $5,140,000 (which amount is subject to adjustment as described therein) (the "Additional Note"), (iii) the payment by the Corporation to the Stockholder, on the date hereof, of $15,000,000 in cash and (iv) the payment by the Corporation to the Stockholder from time to time of certain cash amounts in respect of certain tax payments which the Stockholder may be required to make;

                     WHEREAS, the Stockholder agrees to contribute to the capital of the Corporation all of the outstanding shares of capital stock of PNY Electronics Europe S.A., a French corporation (the "Subsidiary"), owned by the Stockholder (the "Subsidiary Transfer");

                     WHEREAS, on August 4, 1995, the Corporation entered into an agreement (the "Property Purchase Agreement") pursuant to which it agreed, subject to certain conditions enumerated therein, to purchase from P.N.Y. Industries Corp., a New Jersey corporation ("Industries"), the premises located at 200 Anderson Avenue, Moonachie, New Jersey, which were leased by the Corporation from Industries, for a purchase price of $272,794 and the forgiveness of a loan from the Corporation to Industries in the amount of $1,362,206 (the "Moonachie Purchase" and, together with the Subsidiary Transfer, the "Transfers"); and

                     WHEREAS, the Corporation wishes to sell to GSCP and GSCP wishes to purchase from the Corporation shares of the Corporation's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), and warrants to purchase shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), in the form of Exhibit B hereto (the "Warrants") (the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares").

                     ACCORDINGLY, the parties hereto hereby agree as follows:

                     Section 1. Issuance and Sale of Securities.
                                -------------------------------

                     1.1 The Purchase. At the Closing (as defined in Section
                         ------------
1.2(a)), GSCP and the GSCP Investors shall purchase from the Corporation, and the Corporation shall sell to GSCP and the GSCP Investors, an aggregate of 13,000 shares of Preferred Stock and Warrants to purchase an aggregate of 4,875 shares of Common Stock (the "Purchase") (as set forth on Annex I hereto), at an aggregate purchase price of $15,000,000 (the "Purchase Price").

                     1.2 The Closing. (a) The closing of the transactions
                         -----------
contemplated by the Purchase (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 (the date hereof being referred to herein as the "Closing Date").

                     (b) At the Closing, the Corporation shall deliver to GSCP and the GSCP Investors a certificate or certificates representing the shares of Preferred Stock and the Warrants purchased by GSCP at the Closing, in each case registered in the name of GSCP or a GSCP Investor. Delivery of such certificates and Warrants shall be made against receipt by the Corporation from GSCP of the Purchase Price at the Closing, which shall be paid by wire transfer in immediately available funds to an account designated at least one business day prior to the Closing by the Corporation.

                     1.3 Actions at the Closing. Simultaneously with, or prior
                         ----------------------
to, the execution and delivery of this Agreement, the following actions shall occur:

                     (a) A registration rights agreement (the "Registration Rights Agreement") by and among the Corporation, GSCP, the GSCP Investors and the Stockholder, substantially in the form of Exhibit C hereto, shall be duly
                                              ---------
executed and delivered by the Corporation and such parties.

                     (b) The Corporation shall deliver to GSCP: (i) long-form certificates of good standing for the Corporation from the States of New Jersey, Delaware, Michigan, California and Texas and an "extrait K-bis" (or equivalent certification) from France with respect to the Subsidiary, dated as of a date no earlier than five days prior to the Closing Date, (ii) a Secretary's Certificate, substantially in the form attached hereto as Exhibit D, (iii) the
                                                          ---------
certificates representing the Preferred Stock and the Warrants and (iv) certified copies, as of a date as close as practicable to the Closing, of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and the By-Laws of the Corporation (the "By-Laws"), which Certificate of Incorporation and By-Laws shall be in the form of Exhibits E and
                                                                 ----------
F, respectively, attached hereto.

                     (c) GSCP shall receive from Milbank, Tweed, Hadley & McCloy, counsel for the Corporation, its opinion addressed to GSCP, dated as of the Closing Date, satisfactory in form and substance to GSCP, which shall include the opinions set forth in Exhibit G attached hereto.
                                  ---------

                     (d) Robert R. Grusky shall have been elected as the GSCP designee to the Board of Directors of the Corporation and shall hold such position as of the Closing Date, and Gadi Cohen shall hold the position of director as of the Closing Date.

                     (e) A stockholder agreement (the "Stockholder Agreement") by and among the Corporation, GSCP, the GSCP Investors and the Stockholder, substantially in the form of Exhibit H hereto, pursuant to which, inter alia,
                             ---------                            ----- ----
GSCP shall have the right to designate one or more members of the Board of Directors of the Corporation, shall be duly executed and delivered by the Corporation and such parties.

                     (f) GSCP shall receive from the Stockholder a noncompetition agreement, by and between the Stockholder and GSCP, substantially in the form of Exhibit I hereto.
               ---------

                     (g) The Corporation shall have obtained, with financially sound and reputable insurers, directors' and officers' liability insurance, or binders with respect to such insurance, in form satisfactory to GSCP, and the Corporation shall be named as payee of all benefits under the "key man" term life insurance maintained by the Corporation on the life of the Stockholder in the amount of $4,000,000.

                     (h) GSCP shall have received evidence, reasonably satisfactory to it, of the Reincorporation.

                     (i) GSCP shall have received a Phase I Environmental Site Assessment Report of the facilities and property located at 200 Anderson Avenue, Moonachie, New Jersey, prepared by Geraghty & Miller, Inc. according to the standards established by the American Society of Testing and Materials, or its substantial equivalent, at the Corporation's expense, which shall be acceptable to GSCP in all respects.

                     (j) GSCP shall have received a copy of the Property Purchase Agreement.

                     (k) GSCP shall have received from the Stockholder a copy of an agreement relating to a dividend remittitur and pledge of shares (the "Dividend Remittitur Agreement") between the Stockholder and the Corporation, substantially in the form of Exhibit J hereto.

                     (l) GSCP shall have received from the Stockholder a copy of an Agreement Between Securityholders, by and among the Stockholder, GSCP and the Corporation, substantially in the form of Exhibit K hereto.

                     Section 2. Representations and Warranties of the
                                -------------------------------------
Corporation. The Corporation hereby represents and warrants to GSCP (and the
-----------
GSCP Investors) as follows:

                     2.1 Organization and Good Standing; Power and Authority;
                         ---------------------------------------------------
Qualifications. The Corporation (i) is a corporation duly organized, validly
--------------
existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own, lease and operate its properties, to carry on the business of the Corporation as presently conducted and as proposed to be conducted (collectively, the "Business") and to carry out the transactions contemplated by this Agreement. The Corporation is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions listed on Schedule 2.1 hereto, which jurisdictions constitute all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by the Corporation makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition or results of operations of the Corporation and the Subsidiary taken as a whole (a "Material Adverse Effect"). Each of the Corporation and the Subsidiary is primarily engaged in the production or sale of a product or service other than the investment of capital.

                     2.2 Authorization of the Documents. The execution, delivery
                         ------------------------------
and performance by the Corporation of this Agreement, the Registration Rights Agreement and the Stockholder Agreement have been duly authorized by all requisite corporate action on the part of the Corporation, and this Agreement, the Registration Rights Agreement and the Stockholder Agreement constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                     2.3 Capitalization. The authorized and issued capital stock
                         --------------
of the Corporation immediately prior to the Purchase consists of:

                     (a) Preferred Stock. Twenty-five thousand (25,000) shares
                         ---------------
of Preferred Stock, par value $.01 per share, of which fourteen thousand (14,000) shares have been designated Series A Preferred Stock, none of which shares of Series A Preferred Stock are outstanding.

                     (b) Common Stock. Two hundred fifty thousand (250,000)
                         ------------
shares of Common Stock, par value $.01 per share, of which eighty-six thousand (86,000) shares are outstanding, have been validly issued and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

                     Without giving effect to the Purchase, the Stockholder is the only holder of record of capital stock of the Corporation and there are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of the capital stock or other securities of the Corporation, other than as contemplated by or referred to in this Agreement. Except as set forth on Schedule 2.3, the Corporation has no knowledge of the names of any beneficial owners of shares of capital stock of the Corporation who are not otherwise holders of record. Except as set forth in Schedule 2.3 or as contemplated by or referred to in this Agreement, the Registration Rights Agreement and the Stockholder Agreement (collectively, the "Closing Agreements"), there are, and immediately after the Closing, there will be, no rights, including preemptive or similar rights, to purchase or otherwise acquire shares of the capital stock of the Corporation pursuant to any provision of law in effect on the date hereof, the Certificate of Incorporation or the By-Laws (in each case, as amended and in effect on the date hereof), or agreements to which the Corporation is a party; and, except as contemplated by or referred to in the Closing Agreements, the Corporation is not a party to, and, to the Corporation's knowledge, there are, and immediately after the Closing, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholder agreement, etc., whether or not the Corporation is a party thereto) with respect to the purchase, sale or voting of any shares of capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities).

                     2.4 Authorization and Issuance of Capital Stock. The
                         -------------------------------------------
authorization, issuance, sale and delivery of the Preferred Stock and the Warrants pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of the Warrant Shares and the Conversion Shares (as defined in Section 2.5) have been duly authorized by all requisite corporate action on the part of the Corporation, and, when issued, sold and delivered in accordance with the terms of this Agreement, the Certificate of Incorporation and the Warrants, as applicable, the Preferred Stock, the Warrant Shares and the Conversion Shares will be validly issued and outstanding, fully paid and nonassessable, free of any Encumbrances (as defined in Section 2.14) and not subject to preemptive or similar rights of the stockholders of the Corporation or others. Except as set forth in the Closing Agreements or on Schedule 2.4, the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each series of Preferred Stock of the Corporation are as stated in the Certificate of Incorporation and the By-Laws.

                     2.5 Reservation of Shares. The Corporation has reserved
                         ---------------------
4,875 shares of Common Stock for issuance to GSCP and the GSCP Investors upon exercise of the Warrants and 13,000 shares of Common Stock in connection with the conversion of the Preferred Stock issued or issuable to GSCP and the GSCP Investors in accordance with this Agreement (collectively, the "Conversion Shares").

                     2.6 Financial Statements. The Corporation has furnished to
                         --------------------
GSCP (a) the audited combined financial statements for the Corporation and Industries as of December 31, 1994, audited by Ernst & Young LLP, (b) the audited balance sheet and income statement for the Subsidiary as of December 31, 1994, audited by Ernst & Young Bordeaux, (c) the audited combined financial statements for the Corporation and Industries as of December 31, 1991, 1992 and 1993, audited by Anchin Block & Anchin, (d) the unaudited combined financial statements of the Corporation and Industries as of June 30, 1995, (e) the unaudited combined and combining pro forma balance sheets of the Corporation as of June 30, 1995 which reflect the Transfers, as though the Transfers had occurred as of January 1, 1995 and the combining pro forma statements of income of the Corporation, Industries and the Subsidiary for the six months ended June 30, 1995 and (f) the unaudited combined and combining pro forma financial statements as of December 31, 1994 and December 31, 1993 which reflect the Transfers, as though the Transfers had occurred as of the beginning of the respective years (the balance streets included in the above being collectively referred to herein as the "Balance Sheets"). All such financial statements are in accordance with the books and records of the Corporation, the Subsidiary and/or Industries, as applicable. Except as described in Schedule 2.6, the financial statements referred to in subsections (a) through (d) above have been prepared (or, with respect to the Subsidiary, adjusted) in accordance with generally accepted accounting principles ("GAAP") consistently applied (except that such unaudited financial statements and the audited financial statements of the Subsidiary prepared by Ernst & Young Bordeaux do not contain all of the footnotes required under GAAP and that such unaudited financials are subject to year-end adjustments) and fairly present in all material respects the financial position of the entities included in such financial statements as of the dates of such financial statements and, where applicable, the results of their operations and cash flows for the periods noted above. Except as described in
Schedule 2.6, the pro forma financial statements referred to in subsections (e) and (f) above were prepared in good faith, on the basis of information contained in the related historical financial statements referred to in this Section 2.6, and in a manner intended to fairly present in all material respects the combined financial position and results of operations of the Company and the Subsidiary as of the dates and for the periods indicated therein on a pro forma basis, giving effect to the Transfers as if the Transfers had occurred as of the dates indicated therein.

                     2.7 Absence of Undisclosed Liabilities. Except as disclosed
                         ----------------------------------
on Schedule 2.7(a) hereto, neither the Corporation nor the Subsidiary has any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than (i) liabilities or obligations reserved against or otherwise disclosed in the Balance Sheets, (ii) liabilities or obligations arising since June 30, 1995 which were incurred in the ordinary course of business consistent with past practice or (iii) liabilities or obligations which would not, individually, exceed $200,000. To the knowledge of the Corporation, Schedule 2.7(b) hereto includes a list of all liabilities or obligations of the Corporation and the Subsidiary arising since June 30, 1995 which individually are in excess of $200,000.

                     2.8 Absence of Changes. Except as set forth on Schedule 2.8
                         ------------------
hereto and except for the execution and delivery of this Agreement and the Closing Agreements and the transactions contemplated hereby and thereby, or referred to herein or therein, including, without limitation, (i) the Dividend,
(ii) the Transfers and (iii) the Reincorporation, since December 31, 1994, there has not been (a) any change in the business, operations, financial condition, results of operations, assets, liabilities or prospects of the Corporation or the Subsidiary, or any transaction, which, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect, other than as reflected in the Balance Sheets or the related unaudited statements of income, stockholder's equity and cash flows of the Corporation and of the Subsidiary for the six months ended June 30, 1995, (b) any waiver or cancellation of any valuable right of the Corporation or the Subsidiary or the cancellation of any debt or claim held by the Corporation or the Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect, (c) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Corporation or the Subsidiary, (d) any issuance of any stock, bonds or other securities of the Corporation or the Subsidiary, (e) any sale, assignment or transfer of any material tangible or intangible assets of the Corporation or the Subsidiary, except in the ordinary course of business,
(f) any loan by the Corporation or the Subsidiary to the Stockholder or to any other officer, director, employee, consultant or shareholder of the Corporation or the Subsidiary (other than advances to such persons in the ordinary course of business in connection with travel, entertainment or similar expenses), (g) any damage, destruction or loss (whether or not covered by insurance) which has had, or could reasonably be expected to have, a Material Adverse Effect, (h) any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of the Corporation or the Subsidiary, except for (1) increases to any employee who is not an officer, director, consultant or otherwise an agent of the Corporation or the Subsidiary in the ordinary course of business in amounts consistent with past practice on the anniversary date of his employment, or upon his annual award date, and (2) any increase in the compensation of employees presently earning less than $50,000 per annum, (i) any material change in the accounting or Tax methods, practices or policies or in any Tax election of the Corporation or the Subsidiary, (j) any indebtedness incurred for borrowed money, other than pursuant to the Accounts Financing Agreement, dated January 29, 1993, with

Congress Financial Corporation, as amended, (k) any termination of any material agreement to which the Corporation or the Subsidiary is a party (other than terminations of agreements pursuant to or contemplated by this Agreement), (l) to the actual knowledge of the Corporation, any change with respect to the regulation of the Corporation or the Subsidiary or their products by any administrative agency or governmental body or any other change which has had, or could reasonably be expected to have, a Material Adverse Effect, (m) any sale, assignment, transfer or grant by the Corporation or the Subsidiary of any exclusive license with respect to any of the Corporation's or the Subsidiary's Intellectual Property (as defined in Section 2.11(i)), or(n) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

                     2.9 No Conflict. The execution, delivery and performance by
                         -----------
the Corporation of this Agreement and the documentation relating hereto, the consummation by the Corporation of the transactions contemplated hereby and thereby, and the issuance, sale and delivery by the Corporation of the Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares will not (a) except as set forth on Schedule 2.9, violate any provision of law, statute, rule or regulation, except such violations as would not, individually or in the aggregate, have or could not reasonably be expected to have a Material Adverse Effect, or any material ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation, the Subsidiary or any of their properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Corporation or the Subsidiary under, any Contract (as defined in Section 2.10(a)) set forth on Schedule 2.10 hereto except such as would not, in the aggregate, have or could not reasonably be expected to have a Material Adverse Effect or (c) violate the Certificate of Incorporation or the By-Laws of the Corporation or the Subsidiary.

                     2.10 Agreements. (a) Schedule 2.10 hereto identifies each
                          ----------
indenture, mortgage, guaranty, lease, license or other contract or agreement, written or oral, to which the Corporation or the Subsidiary is a party (a "Contract"), other than any Contract which (x) is a purchase or sales order, a sales representative agreement or a distributor agreement or (y) is reasonably expected to involve aggregate payments to or from the Corporation or the Subsidiary of $200,000 or less in any twelve-month period, and which in either case is not otherwise material to the business or financial condition of the Corporation and the Subsidiary taken a whole.

                     (b) Complete copies (or, if oral, full written descriptions) of all Contracts listed on Schedule 2.10 hereto (the "Material Contracts"), including all amendments thereto, have been delivered to GSCP. Except as disclosed on Schedule 2.10 hereto, (i) all of the Material Contracts are valid, binding, in full force and effect and enforceable in accordance with their terms against the Corporation or the Subsidiary, as the case may be, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and, to the actual knowledge of the Corporation, against the respective counterparties to such Material Contracts and (ii) to the actual knowledge of the Corporation, none of the respective counterparties to the Material Contracts (based upon facts as they exist on the date hereof) has indicated any intention to terminate or change any term of a Material Contract following the Closing. Except as set forth on Schedule 2.10 hereto, (A) there is no breach, violation or default by the Corporation or the Subsidiary, as the case may be, and no event which, with notice or lapse of time or both, would constitute a breach, violation or default by the Corporation or the Subsidiary, as the case may be, or give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Corporation or the Subsidiary, as the case may be, under, any such Material Contracts which has had, or could reasonably be expected to have, a Material Adverse Effect, and (B) to the actual knowledge of the Corporation, no other party to any of the Material Contracts is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Material Contracts, no waiver or indulgence has been granted by any of the parties thereto and no party to any of such Material Contracts has repudiated any provision thereof.

                     2.11 Intellectual Property Rights. (a) To the knowledge of
                          ----------------------------
the Corporation, each of the Corporation and the Subsidiary owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property (as defined below) necessary for the operation of the businesses of the Corporation and the Subsidiary. Each item of Intellectual Property owned or used by the Corporation or the Subsidiary, as the case may be, immediately prior to the Closing hereunder will be owned or available for use by the Corporation or the Subsidiary on identical terms and conditions immediately subsequent to the Closing. Each of the Corporation and the Subsidiary has taken all reasonable action, and continues to do so, to maintain and protect each item of Intellectual Property that it owns or uses.

                     (b) Except as set forth on Schedule 2.11(b) hereto, to the knowledge of the Corporation, neither the Corporation nor the Subsidiary has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and neither the Corporation nor the Subsidiary has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that the Corporation or the Subsidiary must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Corporation, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Corporation or the Subsidiary.

                     (c) Schedule 2.11(c) hereto identifies each license, agreement and other permission which the Corporation or the Subsidiary has granted to any third party with respect to any of its Intellectual Property with a value of $10,000 or greater (together with any exceptions) and the Corporation has delivered to GSCP copies of all such licenses, agreements and permissions (as amended), identified therein. Neither the Corporation nor the Subsidiary has any patents or pending patent applications.

                     (d) Schedule 2.11(d) hereto identifies each item of Intellectual Property that any third party owns and that the Corporation or the Subsidiary uses pursuant to license, sublicense, agreement or permission. Except as set forth on Schedule 2.11(d), (i) to the knowledge of the Corporation, each such item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or change, (ii) to the knowledge of the Corporation, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity or enforceability of any such item of Intellectual Property,
(iii) neither the Corporation nor the Subsidiary has granted any sublicense or similar right with respect to any such agreements or Intellectual Property and
(iv) to the knowledge of the Corporation, any such license, sublicense, agreement and permission is valid, binding, in full force and effect and enforceable in accordance with their terms and there is no breach, violation or default by any party thereto.

                     (e) Except as set forth on Schedule 2.11(e), the Corporation has no present knowledge that the Corporation or the Subsidiary will interfere with, infringe upon or misappropriate any Intellectual Property rights of third parties as a result of the operation of the Business after the Closing.

                     (f) Neither the Corporation nor the Subsidiary has disclosed any of its proprietary information which, if disclosed, would adversely affect the Corporation other than in the regular and ordinary course of business or other than to representatives of the Corporation or the Subsidiary and other than in connection with entering into this Agreement.

                     (g) The Corporation has provided GSCP with copies of (1) all written opinions of legal counsel issued to the Corporation or to the Subsidiary relating to Intellectual Property and (2) all correspondence it has received from, or sent to, any third party concerning or relating to any interference with, infringement upon or misappropriation of the Corporation's, the Subsidiary's or any third party's Intellectual Property.

                     "Intellectual Property" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith,
(e) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights,
(h) all copies and tangible embodiments thereof (in whatever form or medium) and
(i) all licenses and agreements in connection therewith.

                     2.12 Equity Investments. Except for the Subsidiary, the
                          ------------------
Corporation has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. Schedule 2.12 sets forth a complete and correct description of (i) the number of shares of authorized capital stock of the Subsidiary, the number of shares of each class of capital stock of the Subsidiary owned by the Corporation and the number of shares owned by each other stockholder ("Qualifying Shares") and (ii) the jurisdictions in which the Subsidiary is qualified to transact business as a foreign corporation. All of the shares of capital stock of the Subsidiary are owned by the Corporation or are Qualifying Shares, are free and clear of any liens, claims and encumbrances and are validly issued, fully paid and non-assessable. There are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating the Subsidiary to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such capital stock, nor are there any voting trusts or any other agreements or understandings with respect to the capital stock of the Subsidiary. The Corporation is not a party to any agreement, arrangement or understanding with respect to the sale or other disposition of any shares of capital stock of the Subsidiary (including, without limitation, any options, warrants, calls, rights or other commitments relating thereto). The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. The Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the property owned, operated or leased by it or the nature of the business conducted by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or could not reasonably be expected to have a Material Adverse Effect. The Subsidiary does not directly or indirectly control, or have any equity investment or interest, direct or indirect, in any person, corporation, partnership, joint venture or other business association. Complete and correct copies of the certificate of incorporation and the by-laws (or their equivalents) of the Subsidiary, as currently in effect, have been furnished to GSCP.

                     2.13 Corporate Minute Books. The Corporation has previously
                          ----------------------
provided or made available to GSCP true and correct copies of all minutes of meetings or other actions taken at meetings by written consent by the directors, stockholders or incorporators of the Corporation and of the Subsidiary since inception.

                     2.14 Assets. Each of the Corporation and the Subsidiary has
                          ------
good and marketable title to all of its material assets and properties, and Industries has good and marketable title to, and, following the Moonachie

Purchase, the Corporation will have good and marketable title to, the real property located at 200 Anderson Avenue, Moonachie, New Jersey ("200 Anderson Avenue"), free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever (collectively, "Encumbrances"), except (i) as disclosed in
Schedule 2.14 hereto; (ii) Encumbrances for taxes not yet due and payable; (iii) Encumbrances for taxes and charges and other claims, the validity of which the Corporation, Industries or the Subsidiary, as the case may be, is contesting in good faith; (iv) Encumbrances which arise in the ordinary course of business and do not materially impair the Corporation's (or Industries' or the Subsidiary's, as the case may be) ownership, use of any such asset or property or the Corporation's (or Industries' or the Subsidiary's, as the case may be) ability to obtain financing by using such assets or property as collateral; (v) Encumbrances described in the title insurance policies for real property owned by the Corporation and the Encumbrances described in the title insurance policy issued to Industries with respect to 200 Anderson Avenue (complete and correct copies of which have been provided to GSCP); or (vi) Encumbrances constituting purchase money security interests in personal property. Complete and correct copies of all documents relating to the Moonachie Purchase (including Industries' title insurance policies) have been provided to GSCP. The initial cost to Industries for the purchase of the premises located at 200 Anderson Avenue, Moonachie, New Jersey was $1,635,000.

                     2.15 Employee Benefit Plans. (a) Schedule 2.15 hereto
                          ----------------------
contains a true and complete list of (i) each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, which is now, or previously has been sponsored, maintained, contributed to or required to be contributed to by the Corporation or the Subsidiary or pursuant to which the Corporation or the Subsidiary has any liability, contingent or otherwise, including with respect to the Corporation, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Benefit Plan"); and (ii) each management, employment, bonus, option, equity (or equity related), severance, consulting, noncompete, confidentiality or similar agreement or contract between the Corporation or the Subsidiary and any current, former or retired employee, officer, consultant, independent contractor, agent or director of the Corporation or the Subsidiary (an "Employee") (each, an "Employee Agreement"). The Corporation does not currently sponsor, maintain, or contribute to, and is not required to contribute to, nor has it ever sponsored, maintained, contributed to or been required to contribute to, or incurred any liability to,
(i) any "defined benefit plan" (as defined in ERISA Section 3(35)); (ii) any "multiemployer plan" (as defined in ERISA Section 3(37)) or (iii) any Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except as required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code").

                     (b) The Corporation is not (i) a member of a "controlled group of corporations," or under "common control" within the meaning of Sections 414(b) or (c) of the Code or (ii) under "common control," within the meaning of
Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections, in each case with any entity other than the Subsidiary.

                     (c) The Corporation has provided to GSCP current, accurate and complete copies of all material documents embodying or relating to each Benefit Plan and each Employee Agreement, including all amendments thereto, interpretations thereof, trust or funding agreements relating thereto (if any), the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), the most recent determination letter received from the Internal Revenue Service (if any), the most recent summary plan description (with all material modifications) (if any), and all material communications to any Employee or Employees relating to any Benefit Plan or Employee Agreement.

                     (d) Each Benefit Plan has been established and maintained in accordance with its terms and each is in compliance with all applicable laws, statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, except to the extent that failure to so comply would not or could not reasonably be expected to have a Material Adverse Effect; and each Benefit Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified. There are no material actions, suits or claims pending or, to the knowledge of the Corporation, threatened or anticipated (other than routine benefit claims) against the Corporation or the Subsidiary with respect to any Benefit Plan or against any Benefit Plan or the assets of any Benefit Plan. Except as otherwise required by law, each Benefit Plan can be amended, terminated or otherwise discontinued after the Closing Date, without material liability to the Company or the Subsidiary, except for the payment of ordinary benefit accruals.

                     (e) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or in connection with the occurrence of any additional or subsequent events) constitute an event under the express terms and provisions of any Benefit Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Employee, which payment, acceleration, forgiveness, vesting, distribution or increase, in the absence of such execution and performance, would not or may not otherwise occur.

                     (f) The Subsidiary has paid, or specifically reserved for in the Balance Sheets of the Subsidiary, all contributions (whether related to unemployment, social security, medical, old age or retirement), dismissal indemnities, paid vacation allowances or other benefits accrued or payable by the Subsidiary as of the dates thereof to any former employee of the Subsidiary or Compagnie de Technologie de l'Electronique et de Controle, except to the extent that such failure to pay, or reserve for in the Balance Sheets of the Subsidiary, has not or is not reasonably expected to have a material adverse effect on the business, operations, assets, financial condition or results of operations of the Subsidiary, and there are no actions, suits or claims which have been instituted or asserted, or which are reasonably expected by the Corporation to be asserted, against or relating to any of such Benefit Plans of the Subsidiary, by or on behalf of any such former employee.

                     2.16 Labor Relations; Employees. Schedule 2.16 hereto lists
                          --------------------------
all employees of the Corporation and of the Subsidiary with an annual salary in excess of $100,000. Except as set forth on Schedule 2.16 hereto, (i) neither the Corporation nor the Subsidiary is delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed by them to the date hereof, (ii) each of the Corporation and the Subsidiary is in compliance in all material respects with all material applicable Federal, state, local and foreign laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, (iii) neither the Corporation nor the Subsidiary is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the actual knowledge of the Corporation, has sought to represent any of the employees, representatives or agents of the Corporation or the Subsidiary, (iv) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the actual knowledge of the Corporation, threatened against or involving the Corporation or the Subsidiary, (v) to the actual knowledge of the Corporation, no salaried key employee has any plans to terminate his or her employment with the Corporation or the Subsidiary. Each of the officers and employees of the Corporation listed in Schedule 2.16 hereto has executed an Employee Nondisclosure and Secrecy Agreement substantially in the form of Exhibit L hereto, and each of the officers and employees of the Subsidiary has executed a document which relates to, among other things, the treatment of confidential information (collectively, the "Employee Nondisclosure and Secrecy Agreements"), and such Agreements are in full force and effect. Such officers and employees of the Corporation and the Subsidiary, together with those officers and employees of the Corporation listed in Schedule 4.11 hereto, constitute all of the officers and employees of the Corporation who have access to such material confidential information of the Corporation or the Subsidiary that the Corporation deems it necessary and appropriate to require such officers and employees to enter into such Employee Nondisclosure and Secrecy Agreements.

                     2.17 Litigation; Orders. Except as set forth in Schedule
                          ------------------
2.17, there is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Corporation, threatened against the Corporation, the Subsidiary, the Intellectual Property or other property owned by the Corporation or the Subsidiary or the business of the Corporation or the Subsidiary. Neither the Corporation nor the Subsidiary is subject to any order, writ, injunction or decree of any court of any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

                     2.18 Compliance with Laws; Permits. The Corporation and the
                          -----------------------------
Subsidiary (a) have complied in all respects with all Federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to the Corporation and the Subsidiary and their respective businesses (except for violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which have been cured) and (b) have all Federal, state, local and foreign governmental licenses, permits and qualifications material to and necessary in the conduct of their respective businesses as currently conducted, such licenses, permits and qualifications are in full force and effect, and no violations have been recorded in respect of any such licenses, permits and qualifications, and no proceeding is pending or, to the actual knowledge of the Corporation, threatened to revoke or limit any such license, permit or qualification. Schedule 2.18 hereto sets forth a list of all such licenses, permits and qualifications, and the expiration dates thereof.

                     2.19 Offering Exemption. Assuming the accuracy of the
                          ------------------
representations and warranties contained in Section 3 hereof, the offer and sale of the Preferred Stock and the Warrants as contemplated hereby, the issuance and delivery of the Warrant Shares to GSCP and the GSCP Investors upon the exercise of the Warrants and the issuance and delivery of the Conversion Shares to GSCP and the GSCP Investors upon the conversion of the Preferred Stock are each exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities and "blue sky" laws, as currently in effect.

                     2.20 Related Transactions. Except as set forth on Schedule
                          --------------------
2.20 hereto, since December 31, 1991, no current stockholder, director, officer or employee of the Corporation or of the Subsidiary, or any "associate" (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation or of the Subsidiary, is presently, or since the organization of the Corporation or of the Subsidiary, has been, directly or indirectly through such person's affiliation with any other person or entity, a party to any material agreement or transaction with the Corporation or the Subsidiary, other than in such person's capacity as, or in connection with any such person's duties as a director, officer or employee of the Corporation or of the Subsidiary.

                     2.21 Disclosure. Except as set forth in Schedule 2.21, to
                          ----------
the actual knowledge of the Corporation, there is no fact which the Corporation has not disclosed to GSCP or its counsel in writing and which, to the actual knowledge of the Corporation, has materially and adversely affected or would reasonably be expected to (based solely upon the facts known to the Corporation) materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Corporation and the Subsidiary taken as a whole; provided, however, that no representation or warranty is made by the
       --------  -------
Corporation with respect to any facts relating to general economic conditions, conditions in the industry in which the Corporation or the Subsidiary operates or financial markets or with respect to any projected financial information for any periods.

                     2.22 Taxes. (a) Except as set forth in Schedule 2.22(a),
                          -----
each of the Corporation and the Subsidiary has filed all Tax (as defined below) returns required by law to be filed or to have been filed by it at or prior to the Closing Date and has paid or in all material respects made adequate provision for the payment of all Taxes for the periods to which such returns relate, including, without limitation, any Tax levied upon any of its properties, assets, income or franchises, and the failure to pay any Taxes shall not materially and adversely affect the business, operations, assets, financial condition or results of operations of the Corporation or the Subsidiary, as the case may be. All such Tax returns filed were correct and complete in all material respects.

                     (b) Except as set forth in Schedule 2.22(b), all amounts required to be collected or withheld for remission to a taxing authority, by the Corporation and the Subsidiary have been collected or withheld, and any such amounts that are required to be remitted to any taxing authority at or prior to the Closing Date have been or will be duly remitted.

                     (c) Except as set forth in Schedule 2.22(c), the accruals and reserves for Taxes in each of the Balance Sheets referenced in Section 2.6 are adequate in all respects to cover any material liability of the Corporation or the Subsidiary for Taxes for periods through the date of such Balance Sheets.

                     (d) Except as set forth on Schedule 2.22(d), (i) for federal income tax purposes, the Corporation has made a timely and valid election to be treated as an "S corporation" under Section 1361(a) of the Code and the treasury regulations promulgated thereunder effective on January 1, 1989, and was so classified for state and local income tax purposes pursuant to analogous state or local provisions in the jurisdictions and effective on the dates set forth on Schedule 2.22(d); (ii) the Corporation has maintained its status as a "small business corporation" within the meaning of Section 1361(b) of the Code, and any analogous provision of state or local law in any jurisdiction listed in Schedule 2.22(d); (iii) at no time since electing to be treated as an "S corporation" has such election been terminated or revoked pursuant to Section 1362 of the Code, or any analogous provision of state or local law in any jurisdiction listed in Schedule 2.22(d); and (iv) the Corporation has never been taxed other than as an "S corporation".

                     (e) No taxing authority in a jurisdiction where either the Corporation or the Subsidiary does not file Tax returns has made a claim or asserted that such non-filing entity (or the Stockholder thereof) is or may be subject to taxation by such jurisdiction. Schedule 2.22(e) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which each of the Corporation and Subsidiary has filed an income, franchise, sales and use tax return for taxable periods ending on or after December 31, 1990.

                     (f) For purposes of this Section 2.22, "Tax" or "Taxes" means any taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever, imposed by any taxing authority of any government or country or political subdivision of any country, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon. For purposes of this Section 2.22, the terms "Corporation" and "Subsidiary" shall include any corporation or similar entity to which such entity is a successor by merger, liquidation or otherwise.

                     2.23 Environmental Matters. (a) (i) Except as set forth in
                          ---------------------
Schedule 2.23(a)(i), the Corporation and the Subsidiary are in compliance with all applicable federal, state, local, and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives and judgments relating to Environmental Matters, permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), including, without limitation, those regulating emissions, discharges, or releases of Hazardous Substances, or the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the business of the Corporation or the Subsidiary, except for any such failure to comply that could not reasonably be expected to have a Material Adverse Effect.

                     (ii) Except as set forth in Schedule 2.23(a)(ii), all Environmental Permits are in full force and effect, and the Corporation and the Subsidiary have made all appropriate filings for issuance or renewal of such Environmental Permits.

                     (iii) Except as set forth on Schedule 2.23(a)(iii), there has been no release at any time of any Hazardous Substances at, on or about, under or within any Real Property and Tangible Assets, to the knowledge of the Corporation (other than pursuant to and in accordance with permits held by the Corporation or the Subsidiary or applicable Environmental Laws), and all of the Real Property and Tangible Assets are free of any Hazardous Substances (except those authorized pursuant to and in accordance with Environmental Permits held by the Corporation or the Subsidiary or applicable Environmental Laws) and free of all contamination arising from, relating to, or resulting from any such Hazardous Substances, in each case, that could reasonably be expected to have a Material Adverse Effect.

                     (iv) Except as set forth in Schedule 2.23(a)(iv), there are no claims, notices (including, without limitation, any notices that the Corporation or the Subsidiary is or may be a potentially responsible party or otherwise liable in connection with any site), civil, criminal or administrative actions, suits, hearings, investigations, governmental requests to perform investigatory or remedial activities, inquiries or proceedings pending or, to the knowledge of the Corporation, threatened that are based on or related to any Environmental Matters or the failure to have any required Environmental Permits.

                     (v) Except as set forth in Schedule 2.23(a)(v), there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans: (1) that are reasonably likely to interfere with or prevent continued material compliance by the Corporation or the Subsidiary with Environmental Laws and the requirements of Environmental Permits, or (2) that are reasonably likely to give rise to any material liability or other obligation under any Environmental Laws that may require the Corporation or the Subsidiary to incur any actual or potential Environmental Costs, or (3) that are reasonably likely to form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Corporation or the Subsidiary based on or related to any material Environmental Matter or which could require the Corporation or the Subsidiary to incur any material Environmental Costs.

                     (vi) Except as set forth in Schedule 2.23(a)(vi), there are no underground or aboveground storage tanks, incinerators or surface impoundments at, on, or about, under or within any Real Property or Tangible Assets. Schedule 2.23(a)(vi) also lists all underground or aboveground storage tanks, incinerators or surface impoundments that, to the knowledge of the Corporation, were removed from any such properties.

                     (vii) Except as set forth on Schedule 2.23(a)(vii), to the knowledge of the Corporation, neither the Corporation nor the Subsidiary has used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Substances to any place or location, or in violation of any Environmental Laws.

                     (viii) Except as set forth in Schedule 2.23(a)(viii), no lien exists, and no condition exists, to the knowledge of the Corporation, which could result in the filing of a lien, against any Real Property or Tangible Assets under any Environmental Law or relating to any Environmental Matter.

                     (ix) In the event of any conflict between Sections 2.17 and
2.18 of this Agreement and Section 2.23 of this Agreement, Section 2.23 shall control with respect to all Environmental Matters.

                     For the purposes of this Section, the following terms shall have the meanings indicated:

                     "Environmental Costs" means, without limitation, any actual or potential cleanup costs, remediation, removal, or other response costs, investigation costs (including, without limitation, fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations, payments, damages under any statutory or common law causes of action (including, without limitation, damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments and amounts paid in settlement ) arising out of or relating to or resulting from any Environmental Matter.

                     "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, health or safety, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

                     "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials ("ACM"), polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation) that are regulated by, or may form the basis of liability under, any Environmental Laws.

                     "Environmental Laws" means, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et eq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 641 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other applicable foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters (including, without limitation, French Law No. 76.663 of July 19, 1976, as amended, and any French laws, regulations or other mandatory provisions relating to the operation of installations classees, to the extent applicable to the Subsidiary) as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

                     "Real Property and Tangible Assets" means all real property owned, operated, used or leased by the Corporation or the Subsidiary and any buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capital items and other tangible property located on, in, under, or above the real property of the Corporation or the Subsidiary.

                     2.24 Consents. Except as set forth on Schedule 2.24 hereto,
                          --------
no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private), other than any such permit, authorization, consent, approval, notification or filing the absence of which would not have or could not reasonably be expected to have a Material Adverse Effect, is required in connection with the execution, delivery and performance by the Corporation of this Agreement or any documentation relating thereto, the consummation by the Corporation of the transactions contemplated hereby and thereby, the Reincorporation or the issuance, sale or delivery of the Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares (other than such notifications or filings required under applicable state securities laws, if any, which shall be made on a timely basis).

                     2.25 Insurance. All of the material assets of the
                          ---------
Corporation and the Subsidiary that are of insurable character are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice. Schedule 2.25 hereto sets forth a list of all material insurance policies currently in effect that insure the business operations, assets or employees of the Corporation or the Subsidiary, the name of the carrier and a brief description of the terms and amount of coverage.

                     2.26 Brokers. Neither the Corporation nor the Stockholder
                          -------
has employed any broker or finder in connection with the transactions with GSCP contemplated by this Agreement.

                     2.27 Predecessor Corporation. All of the foregoing
                          -----------------------
representations and warranties, to the extent they apply to the Corporation, will be deemed to apply to the Corporation and the Predecessor Corporation and any other predecessor corporation of the Corporation.

                     Section 3. Representations and Warranties of GSCP. GSCP
                                --------------------------------------
(and each GSCP Affiliate (as defined in Section 12) purchasing securities hereunder) hereby jointly and severally represent and warrant to the Corporation as follows:

                     (a) It is an entity duly organized and validly existing under the laws of the jurisdiction of its organization and has all power and authority to enter into and perform the Closing Agreements. Each of the Closing Agreements has been duly authorized by all necessary action on its part. Each of the Closing Agreements constitutes a legal, valid and binding agreement of such entity enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                     (b) The execution, delivery and performance by it of each of the Closing Agreements and its consummation of the transactions contemplated thereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, judgment, claim, lien, security interest, pledge, escrow, charge or other encumbrance of any kind or character whatsoever upon any of its properties or assets under, any material indenture, mortgage, guaranty, lease, license or other contract or agreement, written or oral, to which it is a party or (c) violate its organizational documents.

                     (c) It is acquiring the Preferred Stock and the Warrants to be purchased by it under this Agreement for its own account, for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act and has no present intention or plan of distributing or selling to others any of such interest or granting any participation therein other than as contemplated by this Agreement.

                     (d) It understands that the Warrants and the Preferred Stock have not been, and that the Warrant Shares and the Conversion Shares will not be, registered under the Securities Act, by reason of their issuance by the Corporation in a transaction exempt from the registration requirements of the Securities Act and that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency where an exemption is being relied upon, and that the Corporation's reliance thereon is based in part upon the representations made by it in this Agreement.

                     (e) It further acknowledges that no sale, assignment or transfer of any of the Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares (collectively, the "Securities") shall be valid or effective, and the Corporation shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, or (ii) such Securities are sold, assigned or transferred in accordance with all of the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Securities, or
(iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act, or (iv) such sale, assignment or transfer is in accordance with the terms of the Stockholder Agreement.

                     (f) It has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

                     (g) It is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

                     (h) It has been afforded access to information about the Corporation, the Corporation's financial condition and the Preferred Stock and the Warrants. It has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the sale of the Preferred Stock and the Warrants and the merits and risks of investing in the Preferred Stock and the Warrants and to obtain such additional information which the Corporation possesses or can acquire without unreasonable effort or expense.

                     Section 4. Certain Covenants.
                                -----------------

                     4.1 Access to Records. From and after the Closing, the
                         -----------------
Corporation shall afford to GSCP, for so long as GSCP and the GSCP Affiliates (collectively, the "GS Parties") continue to maintain Minimum Ownership (as defined in the Stockholder Agreement), and to its employees, counsel and other authorized representatives reasonable access, during normal business hours, upon reasonable advance notice, with due regard to the Corporation's ongoing operations, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation, for any reasonable purpose related to the investment of GSCP or the GSCP Affiliates in the Corporation, and shall furnish on a timely basis any other financial or other information reasonably available to management of the Corporation as GSCP shall have reasonably requested. GSCP shall be entitled to receive, at the time of delivery to it of the financial statements set forth in Sections 4.2.1 and 4.2.2 hereof, reports in the form attached hereto as Exhibit M; provided, however, that, as
                                       ---------  --------  -------
soon as practicable and no later than the report for the month of November 1995, such reports shall be in the form attached hereto as Exhibit N. In all cases,
                                                     ---------
the Corporation shall provide to GSCP all information which it provides or has an obligation to provide to any other stockholder of the Corporation, in its capacity as such, other than the Stockholder, pursuant to any agreement with such stockholder or otherwise and any other information that GSCP may reasonably request.

                     4.2 Financial Reports. From and after the Closing, the
                         -----------------
Corporation agrees to furnish to GSCP the following:

                     4.2.1. For a period of twelve months from the date hereof (the "Initial Period") within (a) 30 days after the end of each fiscal month, for the months of July 1995 and August 1995, (b) 21 days after the end of each fiscal month, for the months of September 1995, October 1995, November 1995 and December 1995 and (c) 15 days after the end of each fiscal month for the month of January 1996 and thereafter (or sooner, to the extent practicable), (i) internal summary financial and operating statements for such month, prepared by management for the Chief Executive Officer of the Corporation and a letter or memorandum discussing the revenues and operations of the Corporation and summary financial information for such period (a "Management Letter"), plus (ii) a statement certified by the Chief Executive Officer or the Chief Financial Officer of the Corporation, certifying that the financial position and results of operations of the Corporation for such period as reflected in the Management Letter are presented fairly and have been prepared in accordance with GAAP (subject to normal year-end adjustments), consistently applied.

                     4.2.2. Within 45 days after the end of each quarterly fiscal period, commencing with the first quarterly fiscal period ending after the Initial Period, (i) unaudited balance sheets and an income statement as of the end of such period, together with statements of retained earnings and cash flow for such period, and a Management Letter, plus (ii) a statement certified by the Chief Executive Officer or the Chief Financial Officer of the Corporation, certifying that the financial position and results of operations of the Corporation for such period as reflected in the Management Letter are presented fairly and have been prepared in accordance with GAAP (subject to normal year-end adjustments), consistently applied.

                     4.2.3. Within 90 days after the end of each fiscal year, commencing with the first fiscal year ending after the Closing, (i) audited balance sheets and an income statement as of the end of such fiscal year, together with statements of retained earnings and cash flow for such fiscal year, all in reasonable detail and certified by Ernst & Young LLP, or such other recognized "Big Six" national firm of independent accountants as is selected by the Board of Directors of the Corporation, as presenting fairly the financial position and results of operations of the Corporation and as having been prepared in accordance with GAAP consistently applied, including their opinion thereon, and (ii) the accounting firm's management letter.

                     4.2.4. Promptly upon becoming available, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Securities and Exchange Commission ("SEC") or any securities exchange.

                     4.2.5. If for any period the Corporation shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then, in respect of such period, the financial statements and information delivered pursuant to the foregoing Sections 4.2.1, 4.2.2 and 4.2.3 shall be the consolidated and consolidating financial statements of the Corporation and all such consolidated subsidiaries and such consolidated and consolidating financial statements, in the case of the Subsidiary, shall be prepared in good faith in a manner intended to fairly present in all material respects the combined financial position and results of operations of the Corporation and the Subsidiary.

                     4.3 Management Shares. The parties hereto acknowledge and
                         -----------------
agree that the Corporation intends to sell, within 60 days following the Closing Date, up to 1,000 shares of Preferred Stock (representing, in the aggregate and on a fully-diluted basis, up to one percent (1%) of the Common Stock), at a purchase price of $1,153.85 per share, to certain key senior members of management of the Corporation ("Management"), all in a manner and on terms consistent with those previously discussed by the parties hereto. The Corporation, the Stockholder and GSCP hereby further agree (i) that, as a condition precedent to any such sales of Preferred Stock, each member of Management shall be required to enter into an agreement with the Corporation, the Stockholder and GSCP which includes, among other things, rights and obligations of the Corporation to repurchase shares of Stock and a non-competition agreement by Management (in form and substance reasonably satisfactory to the Stockholder and GSCP), (ii) to modify any other relevant agreements contemplated by this Agreement, including, without limitation, the Registration Rights Agreement and the Stockholder Agreement, to reflect the sale of Preferred Stock to Management, and (iii) to cooperate with each other and take all other steps as may reasonably be deemed necessary or desirable in order to effectuate such sale of shares of Preferred Stock to Management as contemplated by this Section 4.3 and as promptly as practicable following the date hereof.

                     4.4 System of Accounting. The Corporation shall use
                         --------------------
commercially reasonable efforts to maintain the books of account and other financial and corporate records of the Corporation and its subsidiaries in accordance with good business and accounting practices and to accurately reflect the financial condition of the Corporation in the financial statements referred to in Section 4.2.

                     4.5 Maintenance of Corporate Existence, etc. The
                         ---------------------------------------
Corporation shall maintain in full force and effect its corporate existence, rights, governmental approvals and franchises and shall use commercially reasonable efforts to maintain all licenses and other rights to use patents, processes, trademarks, trade names or copyrights owned or possessed by it and deemed by the Corporation to be material to the conduct of its business.

                     4.6 Compliance with Laws. The Corporation shall comply, and
                         --------------------
use its best efforts to cause each subsidiary to comply, with all applicable laws, rules regulations and orders.

                     4.7 Maintenance of Properties and Leases. The Corporation
                         ------------------------------------
and its subsidiaries, if any, shall use commercially reasonable efforts to keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all reasonably needful and proper, or legally required, repairs, renewals, replacement, additions and improvements thereto; and the Corporation and its subsidiaries, if any, shall at all times use commercially reasonable efforts to comply with each provision of all leases to which any of them is a party or under which any of them occupies, or has possession, of, property.

                     4.8 Insurance. (a) The Corporation shall use commercially
                         ---------
reasonable efforts to keep its assets and those of its subsidiaries, if any, which are of an insurable character, if any, insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

                     (b) Within 30 days following the Closing, the Corporation shall use its best efforts to obtain, in addition to the $4 million of "key man" term life insurance presently owned on the life of the Stockholder, and shall thereafter use its commercially reasonable efforts to maintain (together with such insurance as is presently in effect), with financially sound and reputable insurers, "key man" term life insurance on the life of the Stockholder in an amount not less than $16,000,000. Such policy shall be owned by the Corporation and the Corporation shall be named as the payee of all benefits thereunder.

                     (c) The Corporation shall use commercially reasonable efforts to cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance reasonably acceptable to GSCP.

                     4.9 Licenses and Permits. The Corporation shall use
                         --------------------
commercially reasonable efforts to obtain all Federal, state, local and foreign governmental licenses, permits and qualifications material to and necessary in the conduct of business as proposed to be conducted.

                     4.10 Intellectual Property. The Corporation shall use
                          ---------------------
commercially reasonable efforts to cause all Intellectual Property, including, but not limited to, technological developments, inventions, discoveries or improvements made by employees of the Corporation and its subsidiaries, if any, to be fully documented in engineering or other notebooks in accordance with the prevailing industrial professional standards, and, where possible and appropriate, file and prosecute United States and foreign patent applications relating to and protecting such developments. In addition, the Corporation shall use commercially reasonable efforts to cause all Intellectual Property, including, but not limited to, all technological developments, inventions, discoveries or improvements made by any employee of the Corporation and its subsidiaries, if any, to be owned by the Corporation and, where possible and appropriate, obtain reasonable legal protections for the benefit of the Corporation with respect to such property.

                     4.11 Employee Nondisclosure and Secrecy Agreements. The
                          ---------------------------------------------
Corporation shall use its reasonable best efforts to obtain, and shall cause its subsidiaries, if any, to use their reasonable efforts to obtain, an Employee Nondisclosure and Secrecy Agreement in substantially the form of Exhibit L, as
                                                                 ---------
applicable, from those employees listed in Schedule 4.11 and all future officers, key employees and other employees who will have access to confidential information of the Corporation or any of its subsidiaries upon their employment by the Corporation or any of such subsidiaries. In the case of the Subsidiary, the Corporation shall use its reasonable best efforts to obtain Employee Nondisclosure and Secrecy Agreements substantially in the form of Exhibit L and adapted to the satisfaction of counsel for the Corporation and GSCP to meet the requirements of French law. The Corporation shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, in any material respect, any Employee Nondisclosure and Secrecy Agreement without the written consent of GSCP.

                     4.12 Disclosure of Investment. Each of the Corporation, on
                          ------------------------
the one hand, and GSCP, on the other hand, agrees that it will not, (i) except as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court or as required by law and other than to potential investors in the Corporation, disclose the transactions contemplated by this Agreement, the Stockholder Agreement or the Registration Rights Agreement without the prior consent of the Corporation and GSCP (provided, however, that the Stockholder may disclose the existence only, but
 --------  -------
not any of the terms, of the investment by GSCP and GSCP Affiliates in the Corporation to customers or suppliers of the Corporation), (ii) use in advertising or publicity the name of any party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party hereto or any of its respective affiliates, in either case without the prior written consent of such party or (iii) represent, directly or indirectly, any product or any service provided by, the Corporation has been approved or endorsed by GSCP without the prior written consent of GSCP.

                     4.13 Limitations on Breaches. Notwithstanding any provision
                          -----------------------
hereof to the contrary, any failure by the Corporation to comply with, or violation by the Corporation of, any of the covenants or agreements set forth in Sections 4.4 through 4.7, 4.8(a), 4.9 and 4.10, shall not constitute a breach of such covenant or agreement unless, at the time of such failure or violation, such failure or violation has had, or would reasonably be expected to have, a Material Adverse Effect.

                     4.14 Confidentiality. GSCP hereby agrees that all
                          ---------------
information relating to the Corporation and its subsidiaries and affiliates furnished to it, its Representatives (as defined below) or the GSCP Designees, either prior to the date hereof or pursuant hereto (the "Confidential Information"), will be kept strictly confidential and will be used solely for the purpose of monitoring, evaluating and taking any action with respect to its investment in the Corporation (the "Investment"); provided, however, that GSCP may disclose the Confidential Information to any of its partners, officers, directors, employees, legal counsel, affiliates or agents (the "Representatives") who need to know such information for the purposes of assisting GSCP in monitoring, evaluating and taking any action with respect to its Investment or whom GSCP determines otherwise need to know such information in connection with the Investment; and provided, further, that the Corporation
                                       --------  -------
shall cooperate with GSCP in permitting the disclosure of certain of such Confidential Information to potential purchasers of Stock held by the GSCP Parties, except to the extent that the Corporation reasonably believes that such disclosure, to a potential purchaser in the same industry or any related industry as the Corporation, would result in a material competitive disadvantage to the Corporation. GSCP agrees that it shall not release any Confidential Information to a potential purchaser hereunder until the Corporation shall have received from the potential purchaser a fully executed confidentiality agreement on customary terms and containing, among other things, such limitations and restrictions as are reasonably required by the Corporation to address any competitive concerns, which shall be timely provided. GSCP also agrees that the Confidential Information will not be used by it or its Representatives in any way detrimental to the Corporation or its stockholders; provided, however, that
                                                        --------  -------
GSCP shall be entitled to use the Confidential Information in connection with the enforcement of GSCP's rights hereunder or under the Certificate of Incorporation. GSCP will be responsible for any breach of this Section by any of its Representatives and agrees to take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of Confidential Information. The term "Confidential Information" does not include
                                   --------------------------
information (i) which is or becomes available to GSCP or any of its Representatives on a non-confidential basis from a source other than the Corporation or (ii) to the extent such information is or shall have become generally available to the public without breach of this Section.

                     If GSCP or any of its Representatives is requested by a court or by a judicial, regulatory, self-regulatory or legislative body, organization, agency or committee in connection with any judicial or administrative proceeding to disclose any Confidential Information, GSCP will give the Corporation prompt notice of such request so that it may seek an appropriate protective order, and GSCP will cooperate fully with the Corporation in obtaining such an order. If in the absence of a protective order GSCP is nonetheless compelled to disclose Confidential Information, the Corporation agrees that GSCP may make such disclosure without liability hereunder, provided
                                                                       --------
that GSCP gives the Corporation written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the Corporation's request and at its expense, uses its best efforts to obtain reasonable assurances that confidential treatment will be accorded to such information. This Section 4.14 supercedes that certain letter agreement, dated May 31, 1995, between the Corporation and GSCP.

                     4.15 Investment Banking Services. For so long as the GS
                          ---------------------------
Parties have Minimum Ownership, Goldman, Sachs & Co. ("Goldman Sachs") or any appropriate affiliate of Goldman Sachs shall, to the extent that the Corporation is seeking investment banking services, have the right to perform all appropriate investment banking services for the Corporation if permitted by applicable regulations (including, without limitation, with respect to the sale of the Corporation or a public offering of securities of the Corporation) upon customary terms, including compensation, consistent with an arm's-length transaction. If the Corporation and Goldman Sachs or its affiliate, after good faith discussions, cannot agree on the terms of any such engagement, the Corporation may hire such other investment banker as it finds acceptable, provided that Goldman Sachs will then be entitled to be a member of the management group in connection with any underwriting of capital stock of the Corporation if permitted by applicable regulations.

                     4.16 Subsidiary Transfer. The Stockholder hereby agrees to
                          -------------------
contribute to the capital of the Corporation, within 30 days following the Closing Date, all of the outstanding shares of capital stock of the Subsidiary owned by the Stockholder, to make or cause to be made all filings and notifications and to obtain all consents required in connection therewith, to obtain appropriate documentation with respect to the Qualifying Shares and to obtain the resignation of Mr. Roni Cohen as a director of the Subsidiary, and the assignment of his Qualifying Shares.

                     Section 5. Transfer Taxes. The Corporation agrees that it
                                --------------
will pay, and will hold GSCP and the GSCP Investors harmless from, any and all liability with respect to any transfer, stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement, and that it will similarly pay and hold GSCP harmless from all issue taxes in respect of the issuance of the Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares to GSCP.

                     Section 6. Exchanges; Lost, Stolen or Mutilated
                                ------------------------------------
Certificates. Upon surrender by GSCP to the Corporation of any certificate
------------
representing Preferred Stock or Common Stock purchased or acquired hereunder, the Corporation at its expense will, within 5 business days, issue in exchange therefor, and deliver to GSCP, a new certificate or certificates representing such shares, in such denominations as may be requested by GSCP. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any share of Preferred Stock or Common Stock purchased or acquired by GSCP or any GSCP Investor hereunder, and, in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or, in any case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will, within 5 business days, issue and deliver to GSCP or any GSCP Investor a new certificate for such Preferred Stock or Common Stock of like tenor, in lieu of such lost, stolen or mutilated certificate.

                     Section 7. Survival of Representations, Warranties,
                                ---------------------------------------
Agreements and Covenants, etc. All representations and warranties hereunder
-----------------------------
shall survive the Closing until the earlier of (a) 30 days after delivery to GSCP of the audited financial statements for the fiscal year ending December 31, 1996 in accordance with Section 4.2.3, hereof or (b) the execution and delivery of an underwriting agreement relating to a bona fide, firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $15,000,000 of gross proceeds to the sellers (including the Corporation) before deducting underwriting discounts and commissions and offering expenses (a "Qualified IPO") which is consummated and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of GSCP; provided, however, that (i) the
                                      --------  -------
representations and warranties set forth in Sections 2.1, 2.2, 2.3 and 2.4 hereof shall survive indefinitely and (ii) the representations made in Section
2.7 hereof, as they relate to Taxes, and in Section 2.22 hereof shall survive until the execution and delivery of an underwriting agreement relating to a Qualified IPO which is consummated. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative; provided, however, that the rights of GSCP and the GSCP Investors and
           --------  -------
the obligations of the Corporation to GSCP and the GSCP Investors under Sections
4.01 through 4.13 of this Agreement shall, unless otherwise specified therein, terminate upon the earlier of (a) such time as the GS Parties do not beneficially own any shares of the capital stock of the Corporation and (b) a Qualified IPO.

                     Section 8. Expenses. Each of the Corporation and GSCP shall
                                --------
pay all of its costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby.

                     Section 9. Indemnification.
                                ---------------
                     (a) The Corporation shall indemnify, defend and hold GSCP harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) (collectively, "Losses"), arising from the breach of any of the representations, warranties, covenants or agreements made by it herein. GSCP shall indemnify, defend and hold the Corporation harmless against all Losses arising from the breach of any of the representations, warranties, covenants or agreements of GSCP herein. Notwithstanding anything to the contrary in this Agreement, any and all payments by the Corporation pursuant to this Section 9 with respect to breach of representation or warranties shall be limited to, in the aggregate, an amount equal to (y) the Purchase Price, and no indemnification payment by the Corporation (except as provided in Section 9(b)) with respect to any such Losses otherwise payable hereunder shall be payable until such time as all such Losses (exclusive of attorneys' fees or other expenses of investigation or defense) shall aggregate to more than $300,000, and then only to the extent that such Losses, in the aggregate, exceed $300,000; provided, however, that,
                                                     --------  -------
for purposes of determining the amount of any particular Loss, but not for purposes of determining whether a breach of a representation or warranty exists which could give rise to an indemnity obligation under this Section 9, the amount of any Losses shall be calculated as though no limitations or qualifications as to materiality (such as the words "material adverse effect," "immaterial," "material" and "in all material respects" or words of similar import) had been made in the applicable representation or warranty. Any indemnification payment by the Corporation to GSCP pursuant to this Section 9 shall include an additional amount so that GSCP suffers no Loss as a result of any diminution in the book value of the stockholder's equity related to its investment under the Agreement as a result of such indemnification payment. Any payment by the Corporation to GSCP pursuant to this Section shall be treated for federal income tax purposes as an adjustment to the Purchase Price. Any Losses with regard to Taxes shall be calculated after giving effect to all payments, if any, made to the Corporation pursuant to the Dividend Remittitur Agreement between the Corporation and the Stockholder dated as of the date hereof.

                     (b) The Corporation shall indemnify, defend and hold GSCP harmless against all Losses relating to any matters referred to or disclosed on
Schedule 2.11 hereto, including, without limitation, any claim with respect to interference with, infringement upon or misappropriation of any of the Intellectual Property referred to in item 2.11(b) of Schedule 2.11; provided,
                                                                    --------
however, that all breaches of the representations set forth in Section 2.11 of
-------
this Agreement shall be governed by the provisions set forth above in Section 9(a); and provided, further that, notwithstanding the provisions set forth above
          --------  -------
in Section 9(a), no indemnification payment by the Corporation with respect to such Losses under this Section 9(b) shall be payable until such time as all such

Losses shall aggregate to more than $1,000,000, and then only to the extent that such Losses, in the aggregate, exceed $1,000,000.

                     (c) The Corporation shall indemnify, defend and hold GSCP harmless against all Losses relating to the matter referred to in item number 17 in Schedule 2.7(a) hereto.

                     (d) Any claim for indemnification pursuant to this Section 9 must be made before the expiration of the survival periods set forth in
Section 7 of this Agreement. A party entitled to indemnification under this
Section 9 (an "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party") when and to the extent that the Indemnified Party has actual knowledge of any condition, event or occurrence or the commencement of any claim, action or proceeding (a "Claim") for which indemnification may be sought. The Indemnifying Party may, through counsel of its own choosing and reasonably satisfactory to the Indemnified Party, assume the defense thereof or other indemnification obligation with respect thereto; provided, however, that (x) any Indemnified Party shall be entitled to
--------  -------
participate in any such Claim with counsel of its own choice but at its own expense and (y) any Indemnified Party shall be entitled to participate in any such Claim with counsel of its own choice at the expense of the Indemnifying Party if, in the good faith determination of the Indemnified Party's counsel, representation by the Indemnifying Party's counsel may present a conflict of interests. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 9, except to the extent that the Indemnifying Party is actually prejudiced by failure to give such notice. In any event, if the Indemnifying Party fails to assume the defense within a reasonable time, the Indemnified Party may assume such defense or other indemnification obligation and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for in this Section 9. No Claim for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interests of the Indemnifying Party without the prior written consent of such Indemnifying Party (which shall not be unreasonably withheld). Notwithstanding anything in this Section 9 to the contrary, the Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Claim, or (ii) settle or compromise any Claim in any manner that may materially and adversely affect the Indemnified Party.

                     Section 10. Remedies. In case any one or more of the
                                 --------
covenants and/or agreements set forth in this Agreement shall have been breached by the Corporation, GSCP may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Notwithstanding anything contained in this Section 10, any action for money damages by GSCP against the Corporation for breach of any representation, warranty, covenant or agreement contained in this Agreement shall only be pursuant to Section 9 of this Agreement.

                     Section 11. Further Assurances. At any time or from time to
                                 ------------------
time after the Closing, the Corporation, on the one hand, and GSCP, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Purchase, and to otherwise carry out the intent of the parties hereunder.

                     Section 12. Successors and Assigns. This Agreement shall
                                 ----------------------
bind and inure to the benefit of the Corporation and GSCP and the GSCP Investors and the respective successors, permitted assigns, heirs and personal representatives of the Corporation and GSCP and the GSCP Investors; provided,
                                                                    --------
however, that, except in the case of a transfer by a GSCP Party of all or part
-------
of the securities acquired by it hereunder to a GSCP Affiliate, (a) GSCP's rights under Sections 4.1, 4.15 and 9 of this Agreement shall not be assignable or transferable and (b) GSCP's rights with respect to Sections 4.2 through 4.13 shall be assignable and transferable only to a transferee who, together with its Affiliates beneficially owns (on a fully diluted basis) 5% or more of the shares of capital stock of the Corporation. The Corporation acknowledges that GSCP may transfer all or part of the securities acquired by it hereunder and assign all or part of its rights and obligations under this Agreement to one or more other partnerships, corporations, trusts or other organizations directly or indirectly controlling or controlled by or under direct or indirect common control with GSCP (each, a "GSCP Affiliate"), and each of GSCP and the GSCP Investors shall have the right to transfer all or part of the securities of the Corporation acquired by it hereunder and assign all or part of its rights and obligations under this Agreement to one or more GSCP Affiliates without the consent of the Corporation; upon any such assignment, such assignee shall have and be able to exercise all rights of GSCP hereunder. This Section 12 shall not constitute a modification or waiver of any of the terms or conditions relating to the subject matter hereof which are set forth in the Stockholder Agreement.

                     Section 13. Entire Agreement. This Agreement and the other
                                 ----------------
writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                     Section 14. Notices. All notices, requests, consents and
                                 -------
other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first-class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                     (i) if to the Corporation, to:

                                  P.N.Y. Electronics, Inc.
                                  200 Anderson Avenue
                                  Moonachie, New Jersey 07074
                                  Telecopy:  (201) 531-9408
                                  Attention:  Gadi Cohen

                                  with a copy to:

                                  Klein & Hill
                                  521 Fifth Avenue
                                  New York, New York 10175
                                  Telecopy:  (212) 697-9570
                                  Attention:  Reuven Klein, Esq.
                                              Gadi Hill, Esq.

                                  and

                                  Milbank, Tweed, Hadley & McCloy
                                  One Chase Manhattan Plaza
                                  New York, NY 10005
                                  Telecopy:  (212) 530-0211
                                  Attention:  Michael W. Goroff, Esq.

                     (ii) if to GSCP, to:

                                  GS Capital Partners II, L.P.
                                  85 Broad Street
                                  New York, New York 10004
                                  Telecopy:  (212) 902-3000
                                  Attention:  Robert R. Grusky
                                  with a copy to:

                                  Fried, Frank, Harris, Shriver & Jacobson
                                  One New York Plaza
                                  New York, New York 10004
                                  Telecopy:  (212) 859-8586
                                  Attention:  Paul M. Reinstein, Esq.

                     (iii) if to the Stockholder, to:

                                  Gadi Cohen
                                  8 Shinnecock Trail
                                  Franklin Lakes, New Jersey 07417

                                  with copies to:

                                  Klein & Hill
                                  521 Fifth Avenue
                                  New York, New York 10175
                                  Telecopy:  (212) 697-9570
                                  Attention:  Reuven Klein, Esq.
                                              Gadi Hill, Esq.

                                  and

                                  Milbank, Tweed, Hadley & McCloy
                                  One Chase Manhattan Plaza
                                  New York, New York 10005
                                  Telecopy:  (212) 530-5219
                                  Attention:  Michael W. Goroff, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

                     Section 15. Amendments. The terms and provisions of this
                                 ----------
Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Corporation and the Stockholder and the holders of a majority of the outstanding Preferred Stock (and/or Common Stock issued upon conversion thereof) acquired under this Agreement and the Warrants; provided, however, that Sections 1, 4.12, 7, 8, 9
                            --------  -------
and this Section 15 may not be amended with respect to GSCP without the written consent of GSCP; and provided, further, that, in addition to the Sections
                     --------  -------
referenced in the immediately preceding proviso, Sections 4.3, 4.11, 9 and 12 may not be amended without the written consent of GSCP.

                     Section 16. Counterparts. This Agreement may be executed in
                                 ------------
any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                     Section 17. Headings. The headings of the sections of this
                                 --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                     Section 18. Nouns and Pronouns. Whenever the context may
                                 ------------------
require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                     Section 19. Governing Law. This Agreement shall be governed
                                 -------------
by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                     Section 20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

                     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

                CORPORATION

                P.N.Y. ELECTRONICS, INC.

                By:  /s/ Gadi Cohen
                   --------------------------------------------------------
                     Name: Gadi Cohen
                     Title: President and Chief Executive Officer

                GSCP:

                GS CAPITAL PARTNERS II, L.P.

                By:  GS Advisors, L.P., its general partner
                 By: GS Advisors, Inc., its general partner

                By:  /s/ Joseph P. DiSabato
                   --------------------------------------------------------
                     Joseph P. DiSabato, Attorney-in-Fact


                GS CAPITAL PARTNERS II OFFSHORE, L.P.

                By:  GS Advisors, II (Cayman), L.P.,
                     its general partner

                By:  GS Advisors II, Inc.,
                     its general partner

                By:  /s/ Joseph P. DiSabato
                   --------------------------------------------------------
                     Joseph P. DiSabato, Attorney-in-Fact


                GOLDMAN, SACHS & CO. VERWALTUNGS GmbH

                By:  /s/ Joseph P. DiSabato
                   --------------------------------------------------------
                     Joseph P. DiSabato, Attorney-in-Fact

                and

                By:  /s/ Terence O'Toole
                   --------------------------------------------------------
                     Terence O'Toole, Managing Director

                STONE STREET FUND 1995, L.P.

                By:   Stone Street Value Corp.,
                      General Partner

                By:  /s/ Joseph P. DiSabato
                   --------------------------------------------------------
                     Joseph P. DiSabato, Attorney-in-Fact


                BRIDGE STREET FUND 1995, L.P.

                By:   Stone Street Value Corp.,
                      Managing General Partner

                By:  /s/ Joseph P. DiSabato
                   --------------------------------------------------------
                     Joseph P. DiSabato, Attorney-in-Fact


                STOCKHOLDER:

                /s/ Gadi Cohen
                -----------------------------------------------------------
                GADI COHEN

                                                                       ANNEX I



GS CAPITAL PARTNERS II, L.P.                8,157 shares of Preferred Stock
                                            Warrants to purchase 3,059 shares of
                                            Common Stock

GS CAPITAL PARTNERS II OFFSHORE, L.P.       3,242 shares of Preferred Stock
                                            Warrants to purchase 1,216 shares of
                                            Common Stock

GOLDMAN, SACHS & CO. VERWALTUNGS
GmbH                                        301 shares of Preferred Stock
                                            Warrants to purchase 113 shares of
                                            Common Stock

STONE STREET FUND 1995, L.P.                612 shares of Preferred Stock
                                            Warrants to purchase 229 shares of
                                            Common Stock

BRIDGE STREET FUND 1995, L.P.               688 shares of Preferred Stock
                                            Warrants to purchase 258 shares of
                                            Common Stock